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                                                                   EXHIBIT 4.1.2

    SUPPLEMENTAL INDENTURE, dated as of March 8, 1996, by and between INSTALLERS' SERVICE WAREHOUSE, INC., a Delaware corporation ("ISW"), as an additional Restricted Subsidiary Guarantor (as defined in the Indenture (as defined below)), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee") under the Indenture, dated as of January 25, 1996 (the "Indenture"; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture) among A.P. S., Inc., a Delaware corporation ("APS"), as Issuer, APS Holding Corporation, a Delaware corporation ("Holding"), American Parts System, Inc., a Delaware corporation, Big A Auto Parts, Inc., a Delaware corporation, Autoparts Finance Company, Inc., a Delaware corporation, APS Supply, Inc., a Texas corporation, Presatt, Inc., a Delaware corporation, A.P. S. Management Services, Inc., a Delaware corporation and Parts, Inc., a Tennessee corporation, as Guarantors, and the Trustee.

    WHEREAS, APS, the Initial Note Guarantors and the Trustee previously executed, and APS and the Initial Note Guarantors duly delivered to the Trustee, the Indenture relating to $100 million aggregate principal amount of APS's 11 7/8% Senior Subordinated Notes Due 2006 (the "Initial Notes"), and, if and when issued in exchange for such Initial Notes, APS's registered 11 7/8% Senior Subordinated Notes Due 2006 (the "Exchange Notes" and, together with the Initial Notes, the "Notes").

    WHEREAS, as of the date first written, ISW became and continues to be an indirect subsidiary of Holding;

    WHEREAS, pursuant to the Indenture, ISW, as an indirect subsidiary of Holding that has not been designated by the Board of Directors of Holding as an Unrestricted Subsidiary, is a Restricted Subsidiary of Holding and, accordingly, is required to become a Restricted Subsidiary Guarantor;

    WHEREAS, pursuant to Section 9.01(b) of the Indenture, the Trustee may enter into this Supplemental Indenture without notice to, or consent from, any Holder; and

    WHEREAS, pursuant to Section 4.16 of the Indenture, Holding and APS have caused ISW to enter into this Supplemental Indenture;

    NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ISW and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes, as follows:

    1. ISW hereby acknowledges for all purposes of the Indenture that it is a Restricted Subsidiary Guarantor, and as such, its obligations thereunder include, but are not limited to, its obligations pursuant to Article XI of the Indenture, which include, but are not limited to, ISW's obligation, jointly and severally, irrevocably and unconditionally to guarantee to each Holder and to the Trustee on behalf of the Holders (i) the due and punctual payment of principal of, premium, if any, and interest (including Special Interest) in full on each Note when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration, in connection with a Change of Control Offer, Excess Proceeds Offer or redemption, or otherwise, (ii) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest, if any, in full on the Notes, to the extent permitted by law, and
(iii) the due and punctual performance of all other obligations of APS and the other Note Guarantors to the Holders or the Trustee, including without limitation the payment of fees, expenses, indemnification or other, all in accordance with the terms of the Notes and the Indenture. ISW further acknowledges that such guarantee is junior and subordinated to its Senior Indebtedness in accordance with and to the extent set forth in such Article XI.

    2. Upon execution of this Supplemental Indenture, the Indenture shall be modified in accordance herewith, but except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

    3. This Supplemental Indenture shall become effective as of the date first written above.
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    4. The  Trustee accepts  the supplement  to the  Indenture effected  by this
       Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, as hereby supplemented, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit the Trustee's liabilities in the performance of the trust created by the Indenture, as hereby supplemented.

    5. THIS  SUPPLEMENTAL  INDENTURE  SHALL   BE  GOVERNED  BY,  AND   CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

    6. This Supplemental Indenture may be executed in any number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
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    IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Supplemental
Indenture to be duly executed as of the day and year first above written.

                                          INSTALLERS' SERVICE WAREHOUSE, INC.
                                          By: __________________________________
                                              Name:
                                              Title:

                                          THE BANK OF NEW YORK
                                          By: __________________________________
                                              Name:
                                              Title:
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                                 ACKNOWLEDGMENT

    The undersigned, each of which is a party to the Indenture (as described in the foregoing Supplemental Indenture), acknowledges that for all purposes of the Indenture, Installers' Service Warehouse, Inc. is a Restricted Subsidiary Guarantor, as such term is defined in the Indenture.

                                          APS HOLDING CORPORATION
                                          By: __________________________________
                                              Name:
                                              Title:

                                          A.P. S., INC.
                                          By: __________________________________
                                              Name:
                                              Title:

                                          AMERICAN PARTS SYSTEM, INC.
                                          By: __________________________________
                                              Name:
                                              Title:

                                          BIG A AUTO PARTS, INC.
                                          By: __________________________________
                                              Name:
                                              Title:
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                                          AUTOPARTS FINANCE COMPANY, INC.
                                          By: __________________________________
                                              Name:
                                              Title:

                                          APS SUPPLY, INC.
                                          By: __________________________________
                                              Name:
                                              Title:

                                          PRESATT, INC.
                                          By: __________________________________
                                              Name:
                                              Title:

                                          A.P. S. MANAGEMENT SERVICES, INC.
                                          By: __________________________________
                                              Name:
                                              Title:

                                          PARTS, INC.
                                          By: __________________________________
                                              Name:
                                              Title: